Exhibit 25.2
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Steven A. Finklea
U.S. Bank National Association
5555 San Felipe Street, Suite 1150
Houston, Texas 77056
(713) 235-9208
(Name, address and telephone number of agent for service)
Plains All American Pipeline, L.P.
PAA Finance Corp.
(Issuer with respect to the Securities)

Delaware	76-0582150
Delaware	56-2464313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1
Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 24th of November, 2008.

By:	/s/ Steven A. Finklea
Steven A. Finklea
Vice President

By:	/s/ Kevin Roberson Kevin Roberson
Assistant Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 24, 2008

By:	/s/ Steven A. Finklea
Steven A. Finklea
Vice President

By:	/s/ Kevin Roberson Kevin Roberson
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2008
($000’s)

9/30/2008
Assets
Cash and Balances Due From Depository Institutions	$7,232,911
Securities	36,927,854
Federal Funds	3,517,817
Loans & Lease Financing Receivables	165,651,532
Fixed Assets	3,030,773
Intangible Assets	12,172,606
Other Assets	14,063,317

Total Assets	$242,596,810

Liabilities
Deposits	$147,640,677
Fed Funds	13,500,584
Treasury Demand Notes	0
Trading Liabilities	488,249
Other Borrowed Money	43,752,578
Acceptances	0
Subordinated Notes and Debentures	7,379,967
Other Liabilities	6,540,570

Total Liabilities	$219,302,625

Equity
Minority Interest in Subsidiaries	$1,679,593
Common and Preferred Stock	18,200
Surplus	12,057,621
Undivided Profits	9,538,771

Total Equity Capital	$23,294,185

Total Liabilities and Equity Capital	$242,596,810
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Steven A. Finklea Vice President
Date: November 24, 2008

5